LifeVantage Announces Delay in the Release of its Fourth Quarter and Fiscal Year 2016 Financial Results and Form 10-K Filing

Salt Lake City, UT, September 13, 2016, LifeVantage Corporation (NASDAQ: LFVN) today announced that it will delay the release of its fourth quarter and fiscal year 2016 financial results. Following an internal review by Company personnel of its policies and procedures, the Company is in the process of reviewing its sales into certain international markets and the revenue and income tax accruals associated with such sales. The Company is currently unable to estimate the impact of the review to net revenue, tax expense, net income or other aspects of its financial statements for the fiscal year ended June 30, 2016 or any potential prior periods. The Audit Committee of the Company's Board of Directors is conducting an independent review of these matters and has retained independent counsel to assist in that review.

The review relates to sales of the Company’s products in certain international markets and the determination of revenue and the deductibility of commission and incentive expenses associated with such sales, as well as the policies and procedures related to sales in those specific markets. The Company will experience a delay in the timely filing of its Annual Report on Form 10-K for its fiscal year ended June 30, 2016 (the "Form 10-K") and expects to file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission to obtain an automatic 15-day extension of the filing deadline for the Form 10-K.  There can be no assurance that the Company will complete the preparation and filing of the Form 10-K within the extension period.

LifeVantage President and Chief Executive Officer Darren Jensen stated, “We regularly review our policies and procedures to ensure the utmost accuracy and transparency in our financial reporting. Our Board’s Audit Committee has engaged independent external resources to review our policies and procedures and support our team in finalizing our financial results for fiscal 2016.”

The Company will not be in a position to release financial results for the fiscal year ended June 30, 2016 until the independent review by the Audit Committee is completed. The Company is working diligently on this matter and will, as soon as practicable, make a further announcement regarding the updated timing of the release of financial results and a conference call on its financial results.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN) is a science based network marketing company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The Company is the maker of

Protandim® Nrf2 and NRF1 Synergizers, our line of scientifically-validated dietary supplements, the TrueScience® Anti-Aging Skin Care Regimen, Canine Health®, the AXIO® energy product line and the PhysIQ™ smart weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be” "ideal fit", and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the conduct of our business in international markets, the independent review being conducted by the Audit Committee of our Board of Directors and the timing of our release of earnings information and the filing of our Form 10-K. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the final conclusions of the Audit Committee (and the timing of such conclusions) concerning the matters discussed above, including tax or other implications resulting from any accounting adjustments or other factors, and those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:
Cindy England
Director of Investor Relations
(801) 432-9036
investor@lifevantage.com

-or-

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com